UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2013

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254 (Commission File No.)	27-3051592 (IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02	Unregistered Sales of Equity Securities

(a)
On December 23, 2013, the Company issued 943,396 shares of its Class A Common stock at an applicable conversion price of $0.00053.  Asher Enterprises converted $500 of accrued and unpaid interest on its noted dated February 11, 2013.  The agreement with Asher allows them to convert their debt after six (6) months at a conversion price equal to 55% of the average of the three (3) lowest closing bid prices ten (10) trading days prior to the conversion date.  This draw is against the note dated February 11, 2013 in the amount of $78,500.  There is $0 remaining on the note in unpaid and accrued interest.

(b)
On December 24, 2013, the Company issued 22,924,528 shares of its Class A Common stock at an applicable conversion price of $0.00053.  Asher Enterprises converted $500 of accrued and unpaid interest on its noted dated April 5, 2013.  The agreement with Asher allows them to convert their debt after six (6) months at a conversion price equal to 55% of the average of the three (3) lowest closing bid prices ten (10) trading days prior to the conversion date.  This draw is against the note dated April 5, 2013 in the amount of $32,500.  There is $20,350 remaining on the note in unpaid and accrued interest.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Graystone Company, Inc.
Dated: December 24, 2013
	By:	/s/ Joseph Wade
Name: Joseph Wade
Title: CFO